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EXHIBIT 10.1

                   DEVELOPMENT AND LICENSE AMENDMENT AGREEMENT

This Development and License Amendment Agreement is entered into as of 22 June, 2005, by and between ATS MEDICAL, INC. and ERYSAVE AB

Witness that, WHEREAS

A. ATS Medical, Inc. and ErySave AB entered into a Development and License Agreement dated as of 26th April, 2004.

B. The parties have agreed to amend the Development and License Agreement as set out herein.

In consideration of the mutual promises and agreements of the parties set out in this Agreement, the receipt and sufficiency of which is acknowledged by the parties, THE PARTIES AGREE as follows:

1.   DEFINITIONS

1.1 Defined terms used in the Development and License Agreement shall have the meaning assigned to them therein when used in this Agreement, with the following exceptions and additions:

1.1.1 Agreement means this amending agreement and all annexes and exhibits hereto.

1.1.2 Development and License Agreement means the Development and License Agreement entered into as of 26th April, 2004, by and between ATS Medical, Inc. and ErySave AB.

2.   AMENDMENT

2.1 Paragraph 2.5(b) of the Development and License Agreement is deleted and replaced with the following:

          2.5(b) Completion of a prototype of a working Disposable Disk - SEK 2,030,000. At a minimum the Disposable Disc shall be able to show a separation of blood cells of 90% with a flow in hundreds of millilitres per hour and be made of medically compatible materials.

2.2 Paragraph 2.5(c) of the Development and License Agreement is deleted and replaced with the following:

          2.5(c) Completion of a full flow disposable set complete with tubings, valves and bags based on PARSUS Model T - SEK 2,030,000. At a minimum the full flow disposable set shall be capable of separating four litres per hour at 20% hematocrit and separating lipid emboli with 90% efficiency and be made of medically compatible materials.


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2.3  In paragraph 8.1 of the Development and License Agreement, the word
     'cardiac' is deleted.

2.4 In paragraph 8.2 of the Development and License Agreement, the words 'acting reasonably' are deleted.

2.5 Other than as modified by this Agreement, the Development and License Agreement shall remain in full force and effect in accordance with its terms.

2.6 This Agreement is made pursuant to paragraph 16.10 of the Development and License Agreement which, together with this Agreement, constitute the entire agreement between the parties concerning their subject matter. Any representation, promise or condition not incorporated therein shall not be binding upon either party. No amendment, modification or addition to this Agreement shall be binding on the parties unless made in writing and executed by both parties.

IN WITNESS WHEREOF the parties have executed two (2) copies of this Agreement, each of which shall be considered an original.

ATS MEDICAL INC                             ERYSAVE AB

/s/ Michael Dale                            /s/ Henrik Jonsson
------------------------------------        ------------------------------------
MICHAEL DALE                                HENRIK JONSSON
CEO                                         CEO
July 12, 2005                               June 22, 2005

/s/ Richard Curtis                          /s/ Lennart Sjolund
------------------------------------        ------------------------------------
RICHARD CURTIS                              LENNART SJOLUND
VP Marketing Business development           Chairman
June 22, 2005                               June 28, 2005


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